Exhibit 4.4
DESCRIPTION OF USCB FINANCIAL HOLDINGS, INC.’S

SECURITIES
As of December 31, 2021, USCB

Financial Holdings, Inc. (the “Company”)

has one class of securities registered

under
Section 12

of the

Securities Exchange

Act of

1934, as

amended, namely

its Class

A common

stock, $1.00

par value per

share
(“Class A Common

Stock”). The following

summary of the Class

A Common Stock

is based on

and qualified by

the Company’s
Articles

of Incorporation

(the “Articles

of Incorporation”),

the Company’s

Amended and

Restated Bylaws

(the “Bylaws”)

and
the

Side Letter

Agreement

(the

“Side

Letter

Agreement”)

by

and

between

the

Company

and the

Large Investors (as

defined
herein). For a complete description

of the terms and provisions of

the Company’s

equity securities, including its

common stock,
refer to

the Articles

of Incorporation,

the Bylaws

and the

Side Letter

Agreement, all

of which are filed as exhibits to

this Annual
Report on Form 10-K.
General
The Articles of

Incorporation authorize a

total of

68,600,000 shares of capital

stock, $1.00 par

value per

share, consisting of (a)
53,000,000 shares of

common stock, 45,000,000

of which

are designated Class

A Common Stock

and 8,000,000

of which are
designated Class B Non-Voting Common Stock,

par value $1.00

per share (“Class B

Common Stock” and together with the

Class
A Common Stock, the “Common Stock”), and (b) 15,600,000

shares of preferred stock, $1.00 par value per share.
Voting Rights
The Class A Common Stock has voting rights, and Class B Common Stock does not have voting rights except in limited
circumstances. Holders

of Class

A Common

Stock are

entitled to

one vote

per share

on all

matters on

which the

holders are
entitled to vote, except in the case of amendments to the Articles of Incorporation where such amendment relates solely to

Class
B

Common

Stock

or

any

other

series

of

the

Company’s

preferred

stock.

The

Company

does

not

have

any cumulative
votes

in

the

election

of

directors.

Under

the

Bylaws,

unless

otherwise

provided

by

law

or

the

Articles

of Incorporation,
the

holders of

a majority

of shares

issued, outstanding,

and entitled

to vote,

present in

person or

by proxy, will

constitute

a
quorum

to

transact

business,

including

the

election

of

directors,

except

that

when

a specified

item

of business is required
to be voted on by one or

more designated classes or series

of capital stock, a majority of the shares of each such

class or

series
will

constitute a

quorum. Once

a quorum

is present,

except as

otherwise provided

by law,

the Articles of Incorporation,

the
Bylaws or

in respect of the

election of directors,

all matters to be

voted on by the

Company’s shareholders must

be approved
by a majority of shares constituting a quorum, and where a separate vote by class or series is required, a majority of the votes
represented

by the shares of the shareholders

of such

class or series present in person

or by proxy and entitled to

vote shall be
the act of such

class or series. The affirmative

vote of the holders representing

66 2/3% of the then outstanding shares

of Class
A Common Stock is required to

amend, alter or repeal, or adopt any provision as part of the

Articles of Incorporation that is
inconsistent with the purpose and intent

of certain designated provisions of the Articles

of

Incorporation

and

the

Bylaws
including,

among

others,

perpetual

term,

management

of

the

Company, indemnification,

transfer restrictions, board powers
and number

of directors.
The holders of Class B Common Stock

have

limited voting rights. In

addition to any voting rights that may

be required under
Florida

law,

the

consent of

holders

of Class

B

Common

Stock

representing a

majority

of the

shares of

Class

B Common
Stock present in person

or by proxy and entitled

to vote, voting as a separate

class, is required to (a)

amend the Articles of
Incorporation in

a manner

that would significantly and

adversely affect

the rights of the

holders of the Class

B Common

Stock in
a manner

that

is

different

from

the effect

of such

amendment

on the

Class

A

Common

Stock or

(b) liquidate, dissolve or wind-
up the Company.
Dividends
Holders of Common Stock are

entitled to receive such dividends

as may from time to time be declared by the Company’s Board
of Directors (the

“Board”) out of funds

legally available

for such purposes. The

Company can

pay dividends on its Common Stock
only if it has paid or provided for

the payment of all dividends, if any, to which

holders of its then outstanding preferred stock, are
entitled. The Company’s ability to

pay dividends is also subject to applicable

federal and state

banking laws.
Liquidation
In the event of

the liquidation, dissolution

or winding-up of the Company,

holders of both Class A Common

Stock and Class B
Common Stock are entitled to

share equally and ratably in our

assets, if any,

remaining after the payment of all

the Company’s
debts

and liabilities, and the

satisfaction of the liquidation

preferences of the holders

of any then outstanding classes

or series of
preferred stock.

Preemptive Rights,

Redemption or

Other Rights
Pursuant to the Articles

of Incorporation and the Bylaws, holders of Common

Stock do not have preemptive rights

or other
rights to purchase,

subscribe for or take

any part of any shares

of the Company’s

capital stock. The Large

Investors (as defined
herein), however, have certain contractual

preemptive rights pursuant to the Side Letter Agreement. In addition, the

Company
does

not

have

any

sinking

fund

or

redemption

provisions

in

the

Articles

of

Incorporation

or

the

Bylaws applicable to its
Common Stock.
Conversion
The

Class

A

Common

Stock

does

not

have

any

conversion

rights.

Pursuant

to

the

Articles

of

Incorporation,

the
Company’s shares of Class

B Common

Stock may only be transferred (a) to an affiliate

of

the holder of Class B Common

Stock,
(b) to the Company,

(c) pursuant to a widespread public

distribution of the Common Stock

(including a transfer to an underwriter

for
the purpose of conducting a widespread public distribution or pursuant to Rule 144 under the Securities Act),
(d) if no transferee or group of associated transferees would receive 2% or more of any class of capital stock entitled to vote generally in the election of

directors of the Company or (e) to

a transferee that would

control more than 50% of the

capital stock
entitled

to

vote

generally

in

the

election

of

directors

of

the

Company

without

any

transfer

from

the

transferor.
Immediately following

a transfer

of the

type described

in (c),

(d) or

(e) in

the preceding

sentence, each

share of

Class B
Common Stock so transferred is

automatically

converted into one share of Class

A Common

Stock (subject to adjustment as
provided in the Articles of Incorporation). The Company must at all times reserve and keep available out of its authorized and unissued

shares of

Class A

Common Stock

such number

of shares

of Class

A Common Stock

that

may be

issuable upon
conversion of all of the outstanding

shares of Class

B Common Stock.
Stockholder

Meetings
Except as otherwise provided by law,

the Board, or any one or more

shareholders owning, in the aggregate,

not less than
ten percent of the issued and

outstanding Class A Common Stock,

may call a special meeting of

shareholders

at any time for
any purpose not inconsistent with

the Articles

of Incorporation or the Bylaws.
Director Removal
Subject to the rights of holders of any class

or series of preferred stock with

respect to the election of directors, a director may
be removed from office by the affirmative

vote of holders of shares of capital stock issued and outstanding and entitled to vote in
an election of directors representing

at least a majority of the

votes entitled to be cast thereon,

and then,

only for cause.
Anti-takeover Effects
Certain provisions of the Articles

of Incorporation, the Bylaws,

Florida and U.S. banking laws to

which the Company is subject
may have anti-takeover effects

and may delay, defer, or prevent a tender

offer or takeover attempt that

a shareholder might consider
to be

in such

shareholder’s best

interest, including

those attempts

that might

result in a

premium over the market

price

for the
shares held by

shareholders, and may make

removal of management

more difficult.

The Articles

of Incorporation and Bylaws
include provisions that:
•

empower the Board, without shareholder approval, to

issue preferred stock, the terms

of which, including voting
power, are to

be set by the

Board;
•

provide that directors

may be removed from office

only for cause and only upon

a majority vote of the shares
of capital stock entitled

to vote in an election

of directors;
•

prohibit holders of Class

A Common Stock from

taking action by written consent in

lieu of a

shareholder meeting;
•

require holders of at least 10%

of the Company’s Class

A Common Stock in order

to call a special

meeting;
•

do not provide for cumulative voting in elections of

Company

directors;
•

provide that the Board has the

authority to amend the Bylaws;
•

require shareholders that

wish to bring business

before annual or

special meetings of

shareholders, or to

nominate
candidates for

election as directors

at an annual

meeting of shareholders,

to provide timely

notice of their

intent in
writing and satisfy disclosure requirements;

and
•

enable the Board

to increase, between

annual

meetings, the number

of persons serving

as directors

and to fill

the
vacancies created as a result of the increase

until the next meeting of shareholders by a

majority vote of the directors
present at a meeting of directors.
Additionally,

the Articles of Incorporation

prohibit any direct or

indirect transfer of stock

or options to acquire

stock to any
person

who,

as a

result

of the

transfer,

would own

4.95% or

more

of the

Company’s

capital

stock, as

long as

the

Company continues to have “deferred

tax assets,” subject to limited

exceptions as provided in the Articles

of Incorporation. Also,
certain provisions of

Florida law may delay,

discourage,

or prevent an attempted acquisition

or change

in control. Furthermore,
banking laws impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control”

of a bank holding company,

which includes the Change in Bank

Control Act and the Bank
Holding Company Act.
Preferred Stock
The Board is authorized, without

shareholder approval

and subject to any limitations prescribed

by law, the

Articles of
Incorporation and the Bylaws,

at any time or from

time to time to (a) provide for the

issuance of the shares of preferred stock in
one or more classes

or series, (b) determine the

designation for any such classes or series of preferred

stock, (c) establish the
number

of

shares

to

be

included

in

any

such

class

or

series,

and

(d)

determine

the

terms,

powers,

preferences,
qualifications, limitations, restrictions

and relative, participating,

optional or other

special rights of the

shares of such

class or
series of preferred stock, which include rights such as those with respect to dividends, liquidation preference, conversion, redemption, and/or voting.
Any issuance of preferred stock with voting rights

or which is convertible into voting

shares could adversely affect the voting
power of the holders of Class

A Common Stock.

Any of aforementioned actions could have

an anti-takeover

effect.
Side

Letter

Agreement
Pursuant to

the Side

Letter Agreement

between the

Company,

Priam Capital

Fund II,

LP (“Priam”),

Patriot Financial
Partners II,

L.P.

(“Patriot Financial”) and Patriot Financial

Partners Parallel

II, L.P.

(“Patriot Financial

Partners,” together with
Patriot Financial and Priam, the “Large

Investors”), the Company is required

to maintain its Board at no less than five

nor more
than

seven directors,

and to cause

one person nominated

by

each Large Investor

to be elected

or appointed to

the Board,
including filling

any vacancy

(the “Board

Representative”), subject to satisfaction

of all

legal and

governance requirements
regarding such Board Representative’s

service as a director.

Such Board Representative rights last as

long as each Large
Investor beneficially owns shares of the Common

Stock representing

50% or more of the common stock of the

Bank (as defined
below) purchased by the

Large Investor in the recapitalization of U.S. Century

Bank, the Company’s wholly

owned Florida
state-chartered bank subsidiary (the

“Bank”),

in 2015 (the “2015 Recapitalization”),

as adjusted from time to time as a

result

of
changes in capitalization. Pursuant

to the Side Letter Agreement,

the Large Investors

have the power

to

designate

a

Board
observer

to

attend

meetings

in

a

nonvoting

capacity

in

the

event

any

applicable

Board Representative is

unable to

attend
such

meetings or

if the

Large Investor

does not

have a

Board Representative

on the Board on the date of

any meeting.
The Side Letter Agreement provides

each Large Investor with matching stock rights

for

so long as each Large Investor
beneficially owns shares of Common Stock

representing 50% or more of the common

stock of the

Bank purchased by the Large
Investor

in the 2015

Recapitalization,

as

adjusted from time

to time as

a result of

changes in capitalization.

The matching
stock rights

permit each Large Investor to purchase new equity

securities

offered by the Company for the

same price

and on
the same

terms

as

such securities

are

proposed to

be offered

to

others,

subject

to specified

exceptions, procedural
requirements

and compliance with applicable

bank regulatory ownership requirements

as further

described in the Side Letter
Agreement. The Side Letter Agreement

also provides customary information

rights to the

Large Investors.
Listing
Our Class A common stock

is listed on The Nasdaq

Global

Market under ticker symbol

“USCB”.
Transfer Agent

and Registrar
The transfer agent and registrar

for our Common Stock is Computershare Trust Company,

N.A.